THE FOLLOWING FILING WAS RESUBMITTED AFTER NOTICIATION THAT PREVIOUS SUBMISSION (ACCESSION NO: 0000928373-97-000020) WAS SUSPENDED BECAUSE OF INCONSISTENT TAG VALUE.

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:   August 29, 1997


                             LONE WOLF ENERGY, INC.
            (Exact name of registrant as specified in its charter)


          Colorado			               0-24684			             84-1214336
    State of Incorporation		   Commission File No.		    IRS Employer ID No.


                       8908 South Yale Avenue, Suite 409
                               Tulsa, OK  74137
                                (918) 481-0167
           (Address and telephone no. of principal executive offices)


                               K&S VENTURES, INC.
                  (Former name, if changed since last report)



Item 1.  Changes in Control of Registrant

     On August 28, 1997, the Board of Directors of Lone Wolf Exploration, Inc., an Oklahoma corporation and legal and beneficial owner of 3,825,000 shares of common stock, par value $0.001 per share ("Common Stock"), of the Registrant ("Lone Wolf Exploration") declared a stock dividend to the shareholders of record of Lone Wolf Exploration as of August 29, 1997, payable August 29, 1997, subject to the applicable filing requirements of the states where the shareholders of Lone Wolf Exploration reside, in the form of all of the 3,825,000 shares of the Registrant owned by Lone Wolf Exploration on a pro rata basis The stock dividend will result in each shareholder of Lone Wolf Exploration receiving one (1) share of Common Stock for each share of common stock of Lone Wolf Exploration owned by such shareholder. On August 29, 1997, all 3,825,000 shares of Common Stock of the Registrant owned by Lone Wolf Exploration were distributed to the shareholders of Lone Wolf Exploration; provided however, that 113,000 shares of Common Stock were retained by Lone Wolf Exploration pending compliance with the applicable filing requirements pursuant to the state securities laws of the states of New York, Alabama and Arkansas.

     As a result of the stock dividend, no other party except the following person is known to the management of the Registrant to be the beneficial owner of 5% or more of the Registrant's issued and outstanding shares of Common Stock. Upon completion of the stock dividend, William G. Morgan owned 350,000 shares of Common Stock, constituting approximately 8.24% of all of the issued and outstanding shares of Common Stock.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    							LONE WOLF ENERGY, INC.


                                   							/s/  RHONDA R. VINCENT
							                                   Treasurer and Chief Financial
                                          Officer

Dated:  September 10, 1997